Citigroup Global Markets Holdings Inc.	September 17, 2026 Medium-Term Senior Notes, Series N Pricing Supplement No. 2026-USNCH34200 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-293732 and 333-293732-02

Autocallable Securities Linked to the Worst Performing of the EURO STOXX 50® Index, the Nasdaq-100 Index® and the Russell 2000® Index Due September 22, 2031

▪The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest, do not guarantee the repayment of principal at maturity and are subject to potential automatic early redemption on a periodic basis on the terms described below. Your return on the securities will depend solely on the performance of the worst performing of the underlyings specified below.

▪The securities offer the potential for automatic early redemption at a premium following the first valuation date (other than the final valuation date) on which the closing value of the worst performing underlying on that valuation date is greater than or equal to its premium threshold level applicable to that valuation date. If the securities are not automatically redeemed prior to maturity, the securities will provide for (i) repayment of the stated principal amount plus a premium at maturity if the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its applicable premium threshold level or (ii) repayment of the stated principal amount at maturity, with no premium, if the final underlying value of the worst performing underlying on the final valuation date is less than its applicable premium threshold level but greater than or equal to its final barrier value specified below. However, if the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value, you will lose 1% of the stated principal amount of your securities for every 1% by which its final underlying value is less than its initial underlying value.

▪You will be subject to risks associated with each of the underlyings and will be negatively affected by adverse movements in any one of the underlyings. Although you will have downside exposure to the worst performing underlying on the final valuation date, you will not receive dividends with respect to any underlying or participate in any appreciation of any underlying.

▪Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any payments due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlyings:

Underlying

Initial underlying value*

Final barrier value**

EURO STOXX 50® Index

6,322.90

4,426.030

Nasdaq-100 Index®

29,446.98

20,612.886

Russell 2000® Index

2,874.630

2,012.241

*For each underlying, its closing value on the pricing date

**For each underlying, 70.00% of its initial underlying value

Stated principal amount:	$1,000 per security
Pricing date:	September 17, 2026
Issue date:	September 22, 2026
Valuation dates:

September 17, 2027, October 18, 2027, November 17, 2027, December 17, 2027, January 18, 2028, February 17, 2028, March 17, 2028, April 18, 2028, May 17, 2028, June 20, 2028, July 17, 2028, August 17, 2028, September 18, 2028, October 17, 2028, November 17, 2028, December 18, 2028, January 17, 2029, February 20, 2029, March 19, 2029, April 17, 2029, May 17, 2029, June 18, 2029, July 17, 2029, August 17, 2029, September 17, 2029, October 17, 2029, November 19, 2029, December 17, 2029, January 17, 2030, February 19, 2030, March 18, 2030, April 17, 2030, May 17, 2030, June 17, 2030, July 17, 2030, August 19, 2030, September 17, 2030, October 17, 2030, November 18, 2030, December 17, 2030, January 17, 2031, February 18, 2031, March 17, 2031, April 17, 2031, May 19, 2031, June 17, 2031, July 17, 2031, August 18, 2031 and September 17, 2031 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur

Maturity date:	Unless earlier redeemed, September 22, 2031
Automatic early redemption:

If, on any valuation date prior to the final valuation date, the closing value of the worst performing underlying on that valuation date is greater than or equal to its premium threshold level applicable to that valuation date, the securities will be automatically redeemed on the fifth business day immediately following that valuation date for an amount in cash per security equal to $1,000 plus the premium applicable to that valuation date. If the securities are automatically redeemed following any valuation date prior to the final valuation date, they will cease to be outstanding and you will not receive the premium applicable to any later valuation date.

Payment at maturity:

If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold:

■If the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its premium threshold level applicable to the final valuation date: $1,000 + the premium applicable to the final valuation date

■If the final underlying value of the worst performing underlying on the final valuation date is less than its premium threshold level applicable to the final valuation date but greater than or equal to its final barrier value: $1,000

■If the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value:

$1,000 + ($1,000 × the underlying return of the worst performing underlying on the final valuation date)

If the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value, you will receive significantly less than the stated principal amount of your securities, and possibly nothing, at maturity.

Listing:	The securities will not be listed on any securities exchange
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee(3)	Proceeds to issuer
Per security:	$1,000.00	$7.00	$993.00
Total:	$1,000,000.00	$7,000.00	$993,000.00

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $986.30 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) The issue price for investors purchasing the securities in fee-based advisory accounts will be $993.00 per security, assuming no custodial fee is charged by a selected dealer, and up to $998.00 per security, assuming the maximum custodial fee is charged by a selected dealer. See “Supplemental Plan of Distribution” in this pricing supplement.

(3) For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

In addition, CGMI will pay to one or more electronic platform providers a fee of $1.00 for each security sold in this offering where related selected dealers and/or custodians implement or utilize such providers.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, which can be accessed via the hyperlinks below:

Product Supplement No. EA-02-12 dated February 25, 2026            Underlying Supplement No. 13 dated February 25, 2026
Prospectus Supplement and Prospectus each dated February 25, 2026

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

KEY TERMS (continued)
Premium:

The premium applicable to each valuation date is the percentage of the stated principal amount indicated below. The premium may be significantly less than the appreciation of any underlying from the pricing date to the applicable valuation date.

•September 17, 2027:

11.25% of the stated principal amount

•October 18, 2027:

12.1875% of the stated principal amount

•November 17, 2027:

13.125% of the stated principal amount

•December 17, 2027:

14.0625% of the stated principal amount

•January 18, 2028:

15.00% of the stated principal amount

•February 17, 2028:

15.9375% of the stated principal amount

•March 17, 2028:

16.875% of the stated principal amount

•April 18, 2028:

17.8125% of the stated principal amount

•May 17, 2028:

18.75% of the stated principal amount

•June 20, 2028:

19.6875% of the stated principal amount

•July 17, 2028:

20.625% of the stated principal amount

•August 17, 2028:

21.5625% of the stated principal amount

•September 18, 2028:

22.50% of the stated principal amount

•October 17, 2028:

23.4375% of the stated principal amount

•November 17, 2028:

24.375% of the stated principal amount

•December 18, 2028:

25.3125% of the stated principal amount

•January 17, 2029:

26.25% of the stated principal amount

•February 20, 2029:

27.1875% of the stated principal amount

•March 19, 2029:

28.125% of the stated principal amount

•April 17, 2029:

29.0625% of the stated principal amount

•May 17, 2029:

30.00% of the stated principal amount

•June 18, 2029:

30.9375% of the stated principal amount

•July 17, 2029:

31.875% of the stated principal amount

•August 17, 2029:

32.8125% of the stated principal amount

•September 17, 2029:

33.75% of the stated principal amount

•October 17, 2029:

34.6875% of the stated principal amount

•November 19, 2029:

35.625% of the stated principal amount

•December 17, 2029:

36.5625% of the stated principal amount

•January 17, 2030:

37.50% of the stated principal amount

•February 19, 2030:

38.4375% of the stated principal amount

•March 18, 2030:

39.375% of the stated principal amount

•April 17, 2030:

40.3125% of the stated principal amount

•May 17, 2030:

41.25% of the stated principal amount

•June 17, 2030:

42.1875% of the stated principal amount

•July 17, 2030:

43.125% of the stated principal amount

•August 19, 2030:

44.0625% of the stated principal amount

•September 17, 2030:

45.00% of the stated principal amount

•October 17, 2030:

45.9375% of the stated principal amount

•November 18, 2030:

46.875% of the stated principal amount

•December 17, 2030:

47.8125% of the stated principal amount

•January 17, 2031:

48.75% of the stated principal amount

•February 18, 2031:

49.6875% of the stated principal amount

•March 17, 2031:

50.625% of the stated principal amount

•April 17, 2031:

51.5625% of the stated principal amount

•May 19, 2031:

52.50% of the stated principal amount

•June 17, 2031:

53.4375% of the stated principal amount

•July 17, 2031:

54.375% of the stated principal amount

•August 18, 2031:

55.3125% of the stated principal amount

•September 17, 2031:

56.25% of the stated principal amount

Premium threshold level:

For each underlying, the premium threshold level applicable to each valuation date is the percentage of the initial underlying value of such underlying indicated below.

•September 17, 2027:

For each underlying, 95.00% of its initial underlying value

•October 18, 2027:

For each underlying, 95.00% of its initial underlying value

•November 17, 2027:

For each underlying, 95.00% of its initial underlying value

•December 17, 2027:

For each underlying, 95.00% of its initial underlying value

•January 18, 2028:

For each underlying, 95.00% of its initial underlying value

•February 17, 2028:

For each underlying, 95.00% of its initial underlying value

•March 17, 2028:

For each underlying, 95.00% of its initial underlying value

•April 18, 2028:

For each underlying, 95.00% of its initial underlying value

•May 17, 2028:

For each underlying, 95.00% of its initial underlying value

•June 20, 2028:

For each underlying, 95.00% of its initial underlying value

•July 17, 2028:

For each underlying, 95.00% of its initial underlying value

•August 17, 2028:

For each underlying, 95.00% of its initial underlying value

•September 18, 2028:

For each underlying, 90.00% of its initial underlying value

•October 17, 2028:

For each underlying, 90.00% of its initial underlying value

•November 17, 2028:

For each underlying, 90.00% of its initial underlying value

•December 18, 2028:

For each underlying, 90.00% of its initial underlying value

•January 17, 2029:

For each underlying, 90.00% of its initial underlying value

•February 20, 2029:

For each underlying, 90.00% of its initial underlying value

•March 19, 2029:

For each underlying, 90.00% of its initial underlying value

•April 17, 2029:

For each underlying, 90.00% of its initial underlying value

•May 17, 2029:

For each underlying, 90.00% of its initial underlying value

•June 18, 2029:

For each underlying, 90.00% of its initial underlying value

•July 17, 2029:

For each underlying, 90.00% of its initial underlying value

•August 17, 2029:

For each underlying, 90.00% of its initial underlying value

•September 17, 2029:

For each underlying, 85.00% of its initial underlying value

•October 17, 2029:

For each underlying, 85.00% of its initial underlying value

•November 19, 2029:

For each underlying, 85.00% of its initial underlying value

•December 17, 2029:

For each underlying, 85.00% of its initial underlying value

•January 17, 2030:

For each underlying, 85.00% of its initial underlying value

•February 19, 2030:

For each underlying, 85.00% of its initial underlying value

PS-2

Citigroup Global Markets Holdings Inc.

•March 18, 2030:

For each underlying, 85.00% of its initial underlying value

•April 17, 2030:

For each underlying, 85.00% of its initial underlying value

•May 17, 2030:

For each underlying, 85.00% of its initial underlying value

•June 17, 2030:

For each underlying, 85.00% of its initial underlying value

•July 17, 2030:

For each underlying, 85.00% of its initial underlying value

•August 19, 2030:

For each underlying, 85.00% of its initial underlying value

•September 17, 2030:

For each underlying, 80.00% of its initial underlying value

•October 17, 2030:

For each underlying, 80.00% of its initial underlying value

•November 18, 2030:

For each underlying, 80.00% of its initial underlying value

•December 17, 2030:

For each underlying, 80.00% of its initial underlying value

•January 17, 2031:

For each underlying, 80.00% of its initial underlying value

•February 18, 2031:

For each underlying, 80.00% of its initial underlying value

•March 17, 2031:

For each underlying, 80.00% of its initial underlying value

•April 17, 2031:

For each underlying, 80.00% of its initial underlying value

•May 19, 2031:

For each underlying, 80.00% of its initial underlying value

•June 17, 2031:

For each underlying, 80.00% of its initial underlying value

•July 17, 2031:

For each underlying, 80.00% of its initial underlying value

•August 18, 2031:

For each underlying, 80.00% of its initial underlying value

•September 17, 2031:

For each underlying, 75.00% of its initial underlying value

Final underlying value:	For each underlying, its closing value on the final valuation date
Worst performing underlying:	For any valuation date, the underlying with the lowest underlying return determined as of that valuation date
Underlying return:	For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value
Paying agent:	Citibank, N.A.
CUSIP / ISIN:	17334DDN9 / US17334DDN93

PS-3

Citigroup Global Markets Holdings Inc.

Additional Information

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, the accompanying product supplement contains important information about how the closing value of each underlying will be determined and about adjustments that may be made to the terms of the securities upon the occurrence of market disruption events and other specified events with respect to each underlying. The accompanying underlying supplement contains information about each underlying that is not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

PS-4

Citigroup Global Markets Holdings Inc.

Hypothetical Payment Upon Automatic Early Redemption

The following table illustrates how the amount payable per security upon automatic early redemption will be calculated if the closing value of the worst performing underlying on any valuation date prior to the final valuation date is greater than or equal to its premium threshold level applicable to that valuation date.

If the closing value of the worst performing underlying on the following valuation date...	...is greater than or equal to the following premium threshold level...	...then you will receive the following payment per security upon automatic early redemption:
September 17, 2027	95.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $112.50 = $1,112.50
October 18, 2027	95.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $121.875 = $1,121.875
November 17, 2027	95.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $131.25 = $1,131.25
December 17, 2027	95.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $140.625 = $1,140.625
January 18, 2028	95.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $150.00 = $1,150.00
February 17, 2028	95.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $159.375 = $1,159.375
March 17, 2028	95.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $168.75 = $1,168.75
April 18, 2028	95.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $178.125 = $1,178.125
May 17, 2028	95.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $187.50 = $1,187.50
June 20, 2028	95.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $196.875 = $1,196.875
July 17, 2028	95.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $206.25 = $1,206.25
August 17, 2028	95.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $215.625 = $1,215.625
September 18, 2028	90.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $225.00 = $1,225.00
October 17, 2028	90.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $234.375 = $1,234.375
November 17, 2028	90.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $243.75 = $1,243.75
December 18, 2028	90.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $253.125 = $1,253.125
January 17, 2029	90.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $262.50 = $1,262.50
February 20, 2029	90.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $271.875 = $1,271.875
March 19, 2029	90.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $281.25 = $1,281.25
April 17, 2029	90.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $290.625 = $1,290.625
May 17, 2029	90.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $300.00 = $1,300.00
June 18, 2029	90.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $309.375 = $1,309.375
July 17, 2029	90.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $318.75 = $1,318.75
August 17, 2029	90.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $328.125 = $1,328.125
September 17, 2029	85.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $337.50 = $1,337.50
October 17, 2029	85.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $346.875 = $1,346.875
November 19, 2029	85.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $356.25 = $1,356.25
December 17, 2029	85.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $365.625 = $1,365.625
January 17, 2030	85.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $375.00 = $1,375.00
February 19, 2030	85.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $384.375 = $1,384.375
March 18, 2030	85.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $393.75 = $1,393.75
April 17, 2030	85.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $403.125 = $1,403.125
May 17, 2030	85.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $412.50 = $1,412.50
June 17, 2030	85.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $421.875 = $1,421.875
July 17, 2030	85.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $431.25 = $1,431.25
August 19, 2030	85.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $440.625 = $1,440.625
September 17, 2030	80.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $450.00 = $1,450.00
October 17, 2030	80.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $459.375 = $1,459.375
November 18, 2030	80.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $468.75 = $1,468.75
December 17, 2030	80.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $478.125 = $1,478.125
January 17, 2031	80.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $487.50 = $1,487.50
February 18, 2031	80.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $496.875 = $1,496.875
March 17, 2031	80.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $506.25 = $1,506.25
April 17, 2031	80.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $515.625 = $1,515.625
May 19, 2031	80.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $525.00 = $1,525.00
June 17, 2031	80.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $534.375 = $1,534.375
July 17, 2031	80.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $543.75 = $1,543.75
August 18, 2031	80.00% of its initial underlying value	$1,000.00 + applicable premium = $1,000.00 + $553.125 = $1,553.125

PS-5

Citigroup Global Markets Holdings Inc.

If, on any valuation date prior to the final valuation date, the closing value of any underlying is greater than or equal to its applicable premium threshold level, but the closing value of any other underlying is less than its applicable premium threshold level, you will not receive the premium indicated above following that valuation date. In order to receive the premium indicated above, the closing value of each underlying on the applicable valuation date must be greater than or equal to its applicable premium threshold level.

Payment at Maturity Diagram

The diagram below illustrates your payment at maturity of the securities, assuming the securities have not previously been automatically redeemed, for a range of hypothetical underlying returns of the worst performing underlying on the final valuation date. Your payment at maturity (if the securities are not earlier automatically redeemed) will be determined based solely on the performance of the worst performing underlying on the final valuation date.

Investors in the securities will not receive any dividends with respect to the underlyings. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—You will not receive dividends or have any other rights with respect to the underlyings” below.

Payment at Maturity Diagram

◼ The Securities	◼ The Worst Performing Underlying on the Final Valuation Date

PS-6

Citigroup Global Markets Holdings Inc.

Hypothetical Examples of the Payment at Maturity

The examples below are intended to illustrate how, if the securities are not automatically redeemed prior to maturity, your payment at maturity will depend on the final underlying value of the worst performing underlying on the final valuation date. Your actual payment at maturity per security, if the securities are not automatically redeemed prior to maturity, will depend on the actual final underlying value of the worst performing underlying on the final valuation date. The examples are solely for illustrative purposes, do not show all possible outcomes and are not a prediction of any payment that may be made on the securities.

The examples below are based on the following hypothetical values and do not reflect the actual initial underlying values, final barrier values or premium threshold levels applicable to the final valuation date of the underlyings. For the actual initial underlying value, final barrier value and premium threshold level applicable to the final valuation date of each underlying, see the cover page of this pricing supplement. We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work. However, you should understand that the actual payment at maturity on the securities will be calculated based on the actual initial underlying value, final barrier value and premium threshold level applicable to the final valuation date of each underlying, and not the hypothetical values indicated below. For ease of analysis, figures below have been rounded.

Underlying	Hypothetical initial underlying value	Hypothetical final barrier value	Hypothetical premium threshold level applicable to final valuation date
EURO STOXX 50® Index	100.00	70.00 (70.00% of its hypothetical initial underlying value)	75.00 (75.00% of its hypothetical initial underlying value)
Nasdaq-100 Index®	100.00	70.00 (70.00% of its hypothetical initial underlying value)	75.00 (75.00% of its hypothetical initial underlying value)
Russell 2000® Index	100.00	70.00 (70.00% of its hypothetical initial underlying value)	75.00 (75.00% of its hypothetical initial underlying value)

Example 1—Upside Scenario. The final underlying value of the worst performing underlying on the final valuation date is 177.00, resulting in a 77.00% underlying return for the worst performing underlying on the final valuation date. In this example, the final underlying value of the worst performing underlying on the final valuation date is greater than its premium threshold level on the final valuation date.

Underlying	Hypothetical final underlying value	Hypothetical underlying return
EURO STOXX 50® Index*	177.00	77.00%
Nasdaq-100 Index®	210.00	110.00%
Russell 2000® Index	220.00	120.00%

* Worst performing underlying on the final valuation date

Payment at maturity per security = $1,000 + the premium applicable to the final valuation date

= $1,000 + $562.50

= $1,562.50

In this scenario, because the final underlying value of the worst performing underlying on the final valuation date is greater than its premium threshold level applicable to the final valuation date, you would be repaid the stated principal amount of your securities at maturity plus the premium applicable to the final valuation date. In this example, the premium applicable to the final valuation date is less than the underlying return, resulting in a return on the securities that is significantly less than the return you could have achieved on a direct investment in the worst performing underlying.

Example 2—Par Scenario. The final underlying value of the worst performing underlying on the final valuation date is 72.00, resulting in a -28.00% underlying return for the worst performing underlying on the final valuation date. In this example, the final underlying value of the worst performing underlying on the final valuation date is less than its premium threshold level applicable to the final valuation date but greater than its final barrier value.

Underlying	Hypothetical final underlying value	Hypothetical underlying return
EURO STOXX 50® Index	100.00	0.00%
Nasdaq-100 Index® *	72.00	-28.00%
Russell 2000® Index	90.00	-10.00%

* Worst performing underlying on the final valuation date

Payment at maturity per security = $1,000

In this scenario, the worst performing underlying on the final valuation date has depreciated from its initial underlying value to its final underlying value so that its final underlying value is less than its premium threshold level applicable to the final valuation date but not below its final barrier value. As a result, you would be repaid the stated principal amount of your securities at maturity but would not receive any positive return on your investment.

Example 3—Downside Scenario. The final underlying value of the worst performing underlying on the final valuation date is 30.00, resulting in a -70.00% underlying return for the worst performing underlying on the final valuation date. In this example, the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value.

Underlying	Hypothetical final underlying value	Hypothetical underlying return
EURO STOXX 50® Index	150.00	50.00%
Nasdaq-100 Index®	105.00	5.00%
Russell 2000® Index*	30.00	-70.00%

PS-7

Citigroup Global Markets Holdings Inc.

* Worst performing underlying on the final valuation date

Payment at maturity per security = $1,000 + ($1,000 × the underlying return of the worst performing underlying on the final valuation date)

= $1,000 + ($1,000 × -70.00%)

= $1,000 + -$700.00

= $300.00

In this scenario, the worst performing underlying on the final valuation date has depreciated from its initial underlying value to its final underlying value and its final underlying value is less than its final barrier value. As a result, your total return at maturity in this scenario would be negative and would reflect 1-to-1 exposure to the negative performance of the worst performing underlying on the final valuation date.

PS-8

Citigroup Global Markets Holdings Inc.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each underlying. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

■You may lose a significant portion or all of your investment. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. If the securities are not automatically redeemed prior to maturity, your payment at maturity will depend on the final underlying value of the worst performing underlying on the final valuation date. If the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value, you will lose 1% of the stated principal amount of your securities for every 1% by which the worst performing underlying on the final valuation date has declined from its initial underlying value. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

■Your potential return on the securities is limited. Your potential return on the securities is limited to the applicable premium payable upon automatic early redemption or at maturity, as described on the cover page of this pricing supplement. If the closing value of the worst performing underlying on one of the valuation dates is greater than or equal to its premium threshold level applicable to that valuation date, you will be repaid the stated principal amount of your securities and will receive the fixed premium applicable to that valuation date, regardless of how significantly the closing value of the worst performing underlying on that valuation date may exceed its initial underlying value. Accordingly, any premium may result in a return on the securities that is significantly less than the return you could have achieved on a direct investment in any or all of the underlyings.

■The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

■The securities are subject to heightened risk because they have multiple underlyings. The securities are more risky than similar investments that may be available with only one underlying. With multiple underlyings, there is a greater chance that any one underlying will perform poorly, adversely affecting your return on the securities.

■The securities are subject to the risks of each of the underlyings and will be negatively affected if any one underlying performs poorly. You are subject to risks associated with each of the underlyings. If any one underlying performs poorly, you will be negatively affected. The securities are not linked to a basket composed of the underlyings, where the blended performance of the underlyings would be better than the performance of the worst performing underlying alone. Instead, you are subject to the full risks of whichever of the underlyings is the worst performing underlying.

■You will not benefit in any way from the performance of any better performing underlying. The return on the securities depends solely on the performance of the worst performing underlying, and you will not benefit in any way from the performance of any better performing underlying.

■You will be subject to risks relating to the relationship between the underlyings. It is preferable from your perspective for the underlyings to be correlated with each other, in the sense that their closing values tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlyings will not exhibit this relationship. The less correlated the underlyings, the more likely it is that any one of the underlyings will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlyings to perform poorly. It is impossible to predict what the relationship between the underlyings will be over the term of the securities. The underlyings differ in significant ways and, therefore, may not be correlated with each other.

■The securities may be automatically redeemed prior to maturity, limiting the term of the securities. If the closing value of the worst performing underlying on any valuation date (other than the final valuation date) is greater than or equal to its premium threshold level applicable to that valuation date, the securities will be automatically redeemed. If the securities are automatically redeemed following any valuation date prior to the final valuation date, they will cease to be outstanding and you will not receive the premium applicable to any later valuation date. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

■The securities offer downside exposure to the worst performing underlying, but no upside exposure to any underlying. You will not participate in any appreciation in the value of any underlying over the term of the securities. Consequently, your return on the securities will be limited to the applicable premium payable upon an automatic early redemption or at maturity and may be significantly less than the return on any underlying over the term of the securities.

■You will not receive dividends or have any other rights with respect to the underlyings. You will not receive any dividends with respect to the underlyings. This lost dividend yield may be significant over the term of the securities. The payment scenarios described in

PS-9

Citigroup Global Markets Holdings Inc.

this pricing supplement do not show any effect of such lost dividend yield over the term of the securities. In addition, you will not have voting rights or any other rights with respect to the underlyings or the stocks included in the underlyings.

■The performance of the securities will depend on the closing values of the underlyings solely on the valuation dates, which makes the securities particularly sensitive to volatility in the closing values of the underlyings on or near the valuation dates. Whether the securities will be automatically redeemed prior to maturity will depend on the closing values of the underlyings solely on the valuation dates (other than the final valuation date), regardless of the closing values of the underlyings on other days during the term of the securities. If the securities are not automatically redeemed prior to maturity, what you receive at maturity will depend solely on the closing value of the worst performing underlying on the final valuation date, and not on any other day during the term of the securities. Because the performance of the securities depends on the closing values of the underlyings on a limited number of dates, the securities will be particularly sensitive to volatility in the closing values of the underlyings on or near the valuation dates. You should understand that the closing value of each underlying has historically been highly volatile.

■The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

■The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

■The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) any selling concessions or other fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

■The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of, and correlation between, the closing values of the underlyings, dividend yields on the underlyings and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

■The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

■The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated

PS-10

Citigroup Global Markets Holdings Inc.

principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

■The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the closing values of the underlyings, the volatility of, and correlation between, the closing values of the underlyings, dividend yields on the underlyings, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The value of your securities prior to maturity will fluctuate based on many unpredictable factors” in the accompanying product supplement. Changes in the closing values of the underlyings may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

■Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

■The EURO STOXX 50® Index is subject to risks associated with non-U.S. markets. Investments linked to the value of non-U.S. stocks involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. In addition, the EURO STOXX 50® Index may include companies in countries with emerging markets. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions (due to economic dependence upon commodity prices and international trade), and may suffer from extreme and volatile debt burdens, currency devaluations or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

■The performance of the EURO STOXX 50® Index will not be adjusted for changes in the exchange rate between the euro and the U.S. dollar. The closing value of the EURO STOXX 50® Index is calculated in euro, the value of which may be subject to a high degree of fluctuation relative to the U.S. dollar. However, the performance of the EURO STOXX 50® Index and the value of your securities will not be adjusted for exchange rate fluctuations. If the euro appreciates relative to the U.S. dollar over the term of the securities, the performance of the EURO STOXX 50® Index as measured for purposes of the securities will be less than it would have been if it offered exposure to that appreciation in addition to the change in the prices of the stocks included in the EURO STOXX 50® Index.

■The Russell 2000® Index is subject to risks associated with small capitalization stocks. The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

■Our offering of the securities is not a recommendation of any underlying. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlyings is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlyings or in instruments related to the underlyings, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlyings. These and other activities of our affiliates may affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities.

■The closing value of an underlying may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions in the underlyings or in financial instruments related to the underlyings and may adjust such positions during the term of the securities. Our affiliates also take positions in the underlyings or in financial instruments related to the underlyings on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

■We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates engage in business activities with a wide range of companies. These activities include extending loans, making and facilitating investments, underwriting securities offerings and providing advisory services. These activities could involve or affect the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines. In addition, in the course of this business, we or our affiliates may acquire non-public information, which will not be disclosed to you.

PS-11

Citigroup Global Markets Holdings Inc.

■The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur during the term of the securities, such as market disruption events and other events with respect to an underlying, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities. See “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities” in the accompanying product supplement.

■Changes that affect the underlyings may affect the value of your securities. The sponsors of the underlyings may at any time make methodological changes or other changes in the manner in which they operate that could affect the values of the underlyings. We are not affiliated with any such underlying sponsor and, accordingly, we have no control over any changes any such sponsor may make. Such changes could adversely affect the performance of the underlyings and the value of and your return on the securities.

■The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PS-12

Citigroup Global Markets Holdings Inc.

Information About the EURO STOXX 50® Index

The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the EURO STOXX® Supersector indices, which represent the Eurozone portion of the STOXX Europe 600® Supersector indices. The STOXX Europe 600® Supersector indices contain the 600 largest stocks traded on the major exchanges of certain European countries. The EURO STOXX 50® Index is calculated and maintained by STOXX Limited.

Please refer to the section “Equity Index Descriptions— The STOXX Benchmark Indices” in the accompanying underlying supplement for additional information.

We have derived all information regarding the EURO STOXX 50® Index from publicly available information and have not independently verified any information regarding the EURO STOXX 50® Index. This pricing supplement relates only to the securities and not to the EURO STOXX 50® Index. We make no representation as to the performance of the EURO STOXX 50® Index over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the EURO STOXX 50® Index is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the EURO STOXX 50® Index on September 17, 2026 was 6,322.90.

The graph below shows the closing value of the EURO STOXX 50® Index for each day such value was available from January 4, 2016 to September 17, 2026. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

EURO STOXX 50® Index – Historical Closing Values January 4, 2016 to September 17, 2026

Closing Value
6,500
6,000
5,500
5,000
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
Jan-16
Apr-16
Jul-16
Oct-16
Jan-17
Apr-17
Jul-17
Oct-17
Jan-18
Apr-18
Jul-18
Oct-18
Jan-19
Apr-19
Jul-19
Oct-19
Jan-20
Apr-20
Jul-20
Oct-20
Jan-21
Apr-21
Jul-21
Oct-21
Jan-22
Apr-22
Jul-22
Oct-22
Jan-23
Apr-23
Jul-23
Oct-23
Jan-24
Apr-24
Jul-24
Oct-24
Jan-25
Apr-25
Jul-25
Oct-25
Jan-26
Apr-26
Jul-26
Date

PS-13

Citigroup Global Markets Holdings Inc.

Information About the Nasdaq-100 Index®

The Nasdaq-100 Index® is a modified market capitalization-weighted index of stocks of the 100 largest non-financial companies listed on the Nasdaq Stock Market. All stocks included in the Nasdaq-100 Index® are traded on a major U.S. exchange. The Nasdaq-100 Index® was developed by the Nasdaq Stock Market, Inc. and is calculated, maintained and published by Nasdaq, Inc.

Nasdaq, Inc., the index sponsor of the Nasdaq-100 Index®, recently implemented several changes to the methodology of the Nasdaq-100 Index®, including changes to how market capitalization is determined for purposes of constituent selection and weighting, the introduction of an expedited “Fast Entry” process for certain large companies, the removal of the minimum free float requirement and the introduction of a cap on the share count used to determine the weight of low-float securities. These changes became effective on May 1, 2026 (with certain constituent and rebalancing adjustments first implemented during the June 2026 quarterly review). The information set forth below supersedes the information regarding the Nasdaq-100 Index® included in the accompanying underlying supplement to the extent it is inconsistent.

For purposes of selecting the constituents of the Nasdaq-100 Index®, Nasdaq now uses “Full Market Capitalization.” For companies represented by an American depositary receipt (“ADR”) that serves as a company’s primary global listing (a “Primary ADR”) and for direct (non-ADR) listings, Full Market Capitalization includes both listed and unlisted shares; for companies represented by an ADR where the underlying shares serve as the company’s primary global listing and are listed on a foreign market (a “Non-Primary ADR”), Full Market Capitalization is based on the value of the listed depositary shares only, and foreign-listed underlying shares and unlisted shares are excluded. For purposes of weighting the constituents of the Nasdaq-100 Index®, Nasdaq uses “Modified Market Capitalization,” which takes into account only eligible listed share classes and disregards foreign-listed and unlisted shares.

In addition, there is no longer a minimum free float requirement for inclusion in the Nasdaq-100 Index®, although, for purposes of determining Modified Market Capitalization, each low-float security’s share count is limited to the lesser of (i) its reported Total Shares Outstanding (“TSO”), or listed ADR shares in the case of an ADR, and (ii) three times the number of its free-floating shares or free-floating ADR shares, as applicable. Other than as a direct result of corporate actions, the Nasdaq-100 Index® also no longer implements ad-hoc intra-quarter adjustments to a security’s TSO between scheduled rebalancing events.

The updated methodology also allows newly eligible securities (both initial public offerings and securities that have recently switched to an eligible exchange) to be added to the Nasdaq-100 Index® on an expedited basis through a “Fast Entry” process if their Full Market Capitalization would rank within the top 40 current index constituents and they satisfy the applicable eligibility criteria. A Fast Entry inclusion will not require the removal of another security and may temporarily increase the number of constituents of the Nasdaq-100 Index® above 100.

In addition, the updated methodology provides for quarterly reviews in March, June and September, during which index shares are adjusted for changes in TSO, index shares of low-float securities are adjusted to reflect changes in float, constituents that are ranked outside the top 125 by Full Market Capitalization are removed and, if necessary, replaced, and certain additional companies whose Full Market Capitalization ranks within the top 40 of current index constituents may be added without requiring a corresponding removal. Securities added to the Nasdaq-100 Index® between annual reconstitutions, including through Fast Entry, as intra-quarter replacements or as part of a March, June or September rebalance, will have their initial weights determined using a linear interpolation process based on Modified Market Capitalization ranking.

Please refer to the section “Equity Index Descriptions— The Nasdaq-100 Index®” in the accompanying underlying supplement for additional information.

We have derived all information regarding the Nasdaq-100 Index® from publicly available information and have not independently verified any information regarding the Nasdaq-100 Index®. This pricing supplement relates only to the securities and not to the Nasdaq-100 Index®. We make no representation as to the performance of the Nasdaq-100 Index® over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the Nasdaq-100 Index® is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

PS-14

Citigroup Global Markets Holdings Inc.

Historical Information

The closing value of the Nasdaq-100 Index® on September 17, 2026 was 29,446.98.

The graph below shows the closing value of the Nasdaq-100 Index® for each day such value was available from January 4, 2016 to September 17, 2026. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Nasdaq-100 Index® – Historical Closing Values January 4, 2016 to September 17, 2026

Closing Value
30,000
25,000
20,000
15,000
10,000
5,000
0
Jan-16
Apr-16
Jul-16
Oct-16
Jan-17
Apr-17
Jul-17
Oct-17
Jan-18
Apr-18
Jul-18
Oct-18
Jan-19
Apr-19
Jul-19
Oct-19
Jan-20
Apr-20
Jul-20
Oct-20
Jan-21
Apr-21
Jul-21
Oct-21
Jan-22
Apr-22
Jul-22
Oct-22
Jan-23
Apr-23
Jul-23
Oct-23
Jan-24
Apr-24
Jul-24
Oct-24
Jan-25
Apr-25
Jul-25
Oct-25
Jan-26
Apr-26
Jul-26
Date

PS-15

Citigroup Global Markets Holdings Inc.

Information About the Russell 2000® Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. All stocks included in the Russell 2000® Index are traded on a major U.S. exchange. It is calculated and maintained by FTSE Russell.

Please refer to the section “Equity Index Descriptions— The Russell Indices” in the accompanying underlying supplement for additional information.

We have derived all information regarding the Russell 2000® Index from publicly available information and have not independently verified any information regarding the Russell 2000® Index. This pricing supplement relates only to the securities and not to the Russell 2000® Index. We make no representation as to the performance of the Russell 2000® Index over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the Russell 2000® Index is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Russell 2000® Index on September 17, 2026 was 2,874.630.

The graph below shows the closing value of the Russell 2000® Index for each day such value was available from January 4, 2016 to September 17, 2026. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Russell 2000® Index – Historical Closing Values January 4, 2016 to September 17, 2026

Closing Value
3,000
2,500
2,000
1,500
1,000
500
0
Jan-16
Apr-16
Jul-16
Oct-16
Jan-17
Apr-17
Jul-17
Oct-17
Jan-18
Apr-18
Jul-18
Oct-18
Jan-19
Apr-19
Jul-19
Oct-19
Jan-20
Apr-20
Jul-20
Oct-20
Jan-21
Apr-21
Jul-21
Oct-21
Jan-22
Apr-22
Jul-22
Oct-22
Jan-23
Apr-23
Jul-23
Oct-23
Jan-24
Apr-24
Jul-24
Oct-24
Jan-25
Apr-25
Jul-25
Oct-25
Jan-26
Apr-26
Jul-26
Date

PS-16

Citigroup Global Markets Holdings Inc.

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

●You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

●Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $7.00 for each security sold in this offering (or up to $5.00 for each security in the case of sales to fee-based advisory accounts). From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI a fixed selling concession of $7.00 for each security they sell to accounts other than fee-based advisory accounts. CGMI will pay selected dealers not affiliated with CGMI, which may include dealers acting as custodians, a variable selling concession of up to $5.00 for each security they sell to fee-based advisory accounts. For the avoidance of doubt, any fees or selling concessions described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

PS-17

Citigroup Global Markets Holdings Inc.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately four months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the four-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time.  See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the securities to the extent determined to constitute unearned interest. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Citigroup Global Markets Holdings Inc. or Citigroup Inc., the indenture, the securities, the related guarantee (together with the indenture and the securities, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security.

In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated February 25, 2026, which has been filed as an exhibit to the Registration Statement on Form S-3 by Citigroup Global Markets Holdings Inc. and Citigroup Inc. on February 25, 2026, that the Documents have been duly authorized, executed, authenticated (if applicable) and delivered by, and are each a valid, binding and enforceable agreement of, each party thereto (other than as expressly covered above in respect of Citigroup Global Markets Holdings Inc. and Citigroup Inc.) and that the terms of the securities and the issuance, execution, delivery and performance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. of the securities and the related guarantee do not contravene, or constitute a default under, any judgment, injunction, order or decree or any agreement or other instrument binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

© 2026 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

PS-18